UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 14, 2022 (March 14, 2022)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Capital Market
Series A Preference Shares, par value $0.01 per share	MH.PA	New York Stock Exchange
Series C Preference Shares, par value $0.01 per share	MH.PC	New York Stock Exchange
Series D Preference Shares, par value $0.01 per share	MH.PD	New York Stock Exchange

Item 2.02	Results of Operations and Financial Condition.

On March 14, 2022, the Company issued a press release announcing its results of operations for the three and twelve months ended December 31, 2021. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD.

On March 14, 2022, the Company posted its March 2022 Investor Presentation via its investor relations website at https://www.maiden.bm/investor_relations, which presentation is included as Exhibit 99.3 to this Current Report on Form 8-K.

The information under Item 7.01 and the Investor Presentation included to this Form 8-K as Exhibit 99.3 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 8.01	Other Events.

On March 14, 2022, the Company issued a press release announcing its results of operations for the three and twelve months ended December 31, 2021 via its investor relations website at https://www.maiden.bm/investor_relations, which press release is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated March 14, 2022
99.2	Press Release of Maiden Holdings, Ltd., dated March 14, 2022
99.3	Maiden Holdings, Ltd. Investor Update Presentation, March 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 14, 2022	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz
President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated March 14, 2022
99.2	Press Release of Maiden Holdings, Ltd., dated March 14, 2022
99.3	Maiden Holdings, Ltd. Investor Update Presentation, March 2022

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces
Fourth Quarter and Year End 2021 Financial Results

PEMBROKE, Bermuda, March 14, 2022 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today reported fourth quarter 2021 net income available to Maiden common shareholders of $16.2 million or $0.19 per diluted common share compared to $47.7 million or $0.56 per diluted common share in the fourth quarter of 2020.
Non-GAAP operating earnings(5) were $2.3 million or $0.03 per diluted common share for the fourth quarter of 2021 compared to $45.0 million or $0.53 per diluted common share for the same period in 2020.
Maiden's book value per common share(1) was $2.60 at December 31, 2021 compared to $1.57 at December 31, 2020. On a non-GAAP basis, adjusted for unamortized deferred gain on ceded retroactive reinsurance recognized as of December 31, 2021 of $45.9 million and the fair value of certain assets within an equity method investment held by the Company of $4.1 million, the Company's adjusted book value per common share(2) was $3.18 at December 31, 2021.
Commenting on the fourth quarter of 2021 financial results, Patrick J. Haveron and Lawrence F. Metz, Maiden’s Co-Chief Executive Officers stated, "We finished 2021 and head into 2022 on a successful footing, positioning Maiden for long-term success. Our strategic focus on our asset and capital management pillars continue to build out and by completing our first transactions with our Genesis Legacy Solutions ("GLS") unit, the third pillar of our strategy is now beginning to be realized. GLS has an attractive pipeline of opportunities which we expect to build on in 2022. While capital management made a more pronounced contribution to our 2021 results, we expect the other pillars of our strategy to play an increasing role in our performance in 2022 and beyond. These capital management initiatives have added $1.49 per common share since the fourth quarter of 2020."
Messrs. Haveron and Metz added, "Our strong fourth quarter earnings were partially offset by unrealized losses on our fixed income portfolio of $0.11 per common share as interest rates rose during the fourth quarter, slowing the continuing growth in our book value. During the fourth quarter, we had positive results from our expanded asset management activities and operating expenses continued to trend favorably. We believe our asset management and legacy underwriting strategies will exceed our cost of debt capital. As we continue to expand our asset management activities across a range of asset classes, including private equity, private credit, real estate, venture capital and other classes, we expect this portfolio to produce a range of contributions to our results, including current income, fees in selected instances as well as longer-term gains. We also believe that we are accumulating the necessary performance that will enable us to recognize the tax assets not currently reflected on our balance sheet in the future. The continuing net favorable trends in the run-off of our former reinsurance liabilities continues to track within our expectations but was impacted by higher current accident year losses on the run-off of these liabilities."
Consolidated Results for the Quarter Ended December 31, 2021
Net income available to Maiden common shareholders for the three months ended December 31, 2021 was $16.2 million compared to $47.7 million for the same period in 2020. The most significant items affecting our financial performance during the fourth quarter of 2021 on a comparative basis to the fourth quarter of 2020 included:
•gain from repurchase of preference shares of $3.8 million for the three months ended December 31, 2021 compared to $38.2 million in the same period in 2020;
•excluding the gain from repurchase of our preference shares, net income was $12.4 million for the three months ended December 31, 2021 compared to $9.5 million for the same period in 2020 largely due to the following factors:
◦underwriting income(4) of $5.2 million in fourth quarter of 2021 compared to $17.6 million in the same period in 2020. The decrease in underwriting income was largely due to:
▪favorable prior year loss development of $3.9 million in the fourth quarter of 2021 compared to $8.7 million during the same period in 2020 primarily related to the quota share reinsurance agreements with AmTrust Financial Services, Inc. (“AmTrust”), or the AmTrust Reinsurance segment; and

▪underwriting income of $1.3 million in the fourth quarter of 2021 on a current accident year basis compared to $8.9 million for the same period in 2020 on a current accident year basis, due to higher loss ratios on the run-off of unearned premium for terminated agreements in the AmTrust Reinsurance segment.
•total income from investment activities were $14.9 million for the three months ended December 31, 2021 compared to $15.3 million for the same period in 2020 which was comprised of:
◦net investment income of $7.4 million for the three months ended December 31, 2021 compared to $9.8 million for the same period in 2020;
◦net realized and unrealized gains on investment of $4.6 million for the three months ended December 31, 2021 compared to $0.3 million for the same period in 2020; and
◦interest in income of equity method investments of $2.8 million for the three months ended December 31, 2021 compared to interest in income of equity method investments of $5.3 million for the same period in 2020.
•net foreign exchange and other gains amounted to $1.6 million during the three months ended December 31, 2021, compared net foreign exchange and other losses of $7.9 million for the same period in 2020.
Net premiums written for the three months ended December 31, 2021 were $2.9 million compared to $10.9 million for the same period in 2020. Net premiums written in the Diversified Reinsurance segment decreased by $4.2 million or 43.1% for the three months ended December 31, 2021 compared to the same period in 2020 due to return of unearned premiums written in our German Auto quota share reinsurance contract which went into run-off on January 1, 2021. Direct gross premiums written by our wholly owned Swedish subsidiaries Maiden Life Försäkrings AB ("Maiden LF") and Maiden General Försäkrings AB ("Maiden GF") increased by $0.9 million or 17.6% during the three months ended December 31, 2021, compared to the same period in 2020. Due to premium adjustments from the terminated AmTrust reinsurance contracts, there were $(2.6) million in net premiums written in the AmTrust Reinsurance segment during the three months ended December 31, 2021.

Net premiums earned decreased by $16.4 million or 55.9% for the three months ended December 31, 2021 compared to the same period in 2020 due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment and the Diversified Reinsurance segment due to run-off of the German Auto programs produced by our IIS unit.
Net investment income decreased by $2.4 million or 24.3% for the three months ended December 31, 2021 compared to the same period in 2020, primarily due to the decline in average aggregate fixed income assets of 29.8% in the same period. The decline in fixed income assets is largely due to the cessation of active reinsurance underwriting on prospective risks since January 1, 2019 which is responsible for significant negative operating cash flows as we continue to run-off our existing reinsurance liabilities. Net investment income also decreased due to the decline in annualized average book yields from fixed income assets to 1.9% for the three months ended December 31, 2021 compared to 2.1% for the same period in 2020.
Net realized and unrealized gains for the three months ended December 31, 2021 included the recognition of $0.7 million in unrealized losses related to an investment in an insurtech start-up company. Excluding the unrealized losses, net realized gains for the three months ended December 31, 2021 and 2020 reflect sales of corporate bonds for the settlement of claim payments to AmTrust.
Net loss and LAE decreased by $0.9 million during the three months ended December 31, 2021 compared to the same period in 2020. Net loss and LAE for the fourth quarter of 2021 was primarily impacted by net favorable prior year reserve development of $3.9 million compared to net favorable prior year reserve development of $8.7 million during the fourth quarter of 2020.
Commission and other acquisition expenses decreased by $3.3 million or 36.9% for the three months ended December 31, 2021, compared to the same period in 2020 due to significantly lower earned premiums in both of our reportable segments.
Total general and administrative expenses decreased by $6.7 million, or 50.8% for the three months ended December 31, 2021, compared to the same period in 2020 due to lower staff related costs. The Company estimates that it incurred certain operating expenses of $0.6 million during the three months ended December 31, 2021, which it believes will not recur in future periods. These costs include salary and related costs associated with headcount reductions.

Consolidated Results For the Year Ended December 31, 2021
Net income available to Maiden common shareholders for the year ended December 31, 2021 was $117.6 million compared to $80.0 million for the same period in 2020. The net improvement in our results for the year ended December 31, 2021 compared to the same period in 2020 was primarily due to:
•gain from repurchase of preference shares of $91.0 million for the year ended December 31, 2021 compared to $38.2 million in the same period in 2020;
•excluding the gain from repurchase of our preference shares, net income was $26.6 million for the year ended

December 31, 2021 compared to $41.8 million for the same period in 2020 largely due to the following factors:
◦underwriting income(4) of $11.6 million in the year ended December 31, 2021 compared to $17.3 million in the same period in 2020. The decrease in the underwriting income was largely due to:
▪favorable prior year loss development of $27.6 million for the year ended December 31, 2021 compared to $16.5 million during the same period in 2020 primarily related to the quota share reinsurance agreements with AmTrust; and offset by:
▪an underwriting loss of $16.0 million for the year ended December 31, 2021 on a current accident year basis compared to underwriting income of $0.8 million for the same period in 2020 on a current accident year basis, primarily caused by higher loss ratios on the run-off of unearned premium for terminated reinsurance contracts in our AmTrust Reinsurance segment.
▪total income from investment activities were $52.4 million for the year ended December 31, 2021 compared to $84.3 million for the same period in 2020 which was comprised of:
◦net investment income which was $32.0 million for the year ended December 31, 2021 compared to $54.8 million for the same period in 2020;
◦net realized and unrealized gains on investment which were $12.6 million for the year ended December 31, 2021 compared to $24.5 million for the same period in 2020; and
◦interest in income of equity method investments of $7.7 million for the year ended December 31, 2021 compared to an interest in income of equity method investments of $5.1 million for the same period in 2020.
▪foreign exchange gains of $7.5 million for the year ended December 31, 2021 compared to foreign exchange losses of $8.1 million for the same period in 2020.

Net premiums written for the year ended December 31, 2021 were $10.4 million compared to $28.4 million for the same period in 2020. Net premiums written in the Diversified Reinsurance segment decreased by $21.2 million or 56.8% for the year ended December 31, 2021 compared to the same period in 2020 due to the return of unearned premiums written in our German Auto quota share reinsurance contract which went into run-off on January 1, 2021. Direct premiums written by Maiden LF and Maiden GF increased by $2.3 million or 11.8% during the year ended December 31, 2021, compared to the same period in 2020. Due to premium adjustments from the terminated AmTrust reinsurance contracts, there were $(5.7) million in net premiums written in the AmTrust Reinsurance segment during the year ended December 31, 2021.

Net premiums earned decreased by $53.1 million or 50.0% for the year ended December 31, 2021 compared to the same period in 2020 due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment and the Diversified Reinsurance segment due to run-off of the German Auto programs produced by our IIS unit.
Net investment income decreased by $22.7 million or 41.5% for the year ended December 31, 2021 compared to the same period in 2020, primarily due to the decline in average aggregate fixed income assets of 28.8% in the same period. The decline in fixed income assets is largely due to the cessation of active reinsurance underwriting on prospective risks since January 1, 2019 which is responsible for significant negative operating cash flows as we continue to run-off our existing reinsurance liabilities. Net investment income also decreased due to the decline in annualized average book yields from fixed income assets to 1.9% for the year ended December 31, 2021 compared to 2.3% for the same period in 2020.
Net realized and unrealized gains for the year ended December 31, 2021 included the recognition of $0.2 million in unrealized gains related to an investment in an insurtech start-up company that was acquired by a special purpose acquisition company. In addition, realized gains for the year ended December 31, 2021 and 2020 reflect sales of corporate bonds for the settlement of claim payments to AmTrust.
Net loss and LAE decreased by $34.5 million during the year ended December 31, 2021 compared to the same period in 2020. Net loss and LAE for the year ended December 31, 2021 was impacted by net favorable prior year reserve development of $27.6 million compared to net favorable prior year reserve development of $16.5 million for the same period in 2020. The development was primarily generated within the AmTrust Reinsurance segment.
Commission and other acquisition expenses decreased by $14.0 million or 36.0% for the year ended December 31, 2021, compared to the same period in 2020 due to significantly lower earned premiums in both of our reportable segments.
Total general and administrative expenses decreased by $3.1 million, or 7.9% for the year ended December 31, 2021, compared to the same period in 2020 due to lower payroll costs and cash incentive staff compensation. The Company estimates that it incurred certain operating expenses of $3.6 million during the year ended December 31, 2021, which it believes will not recur in future periods. These costs include fees and write-offs related to the termination of our existing lease in Bermuda, salary and related costs associated with headcount reductions and certain regulatory costs in our international operations.

Non-GAAP Operating Results for the three and twelve months ended December 31, 2021
In addition to other adjustments, management has adjusted the GAAP net income and underwriting results by excluding incurred losses and LAE that are subject to the Loss Portfolio Transfer and Adverse Development Cover Agreement ("LPT/ADC Agreement") with Cavello Bay Reinsurance Ltd. ("Cavello"), a subsidiary of Enstar Group Limited. Such losses are fully recoverable from Cavello, and therefore adjusting for these losses shows the ultimate economic benefit of the LPT/ADC Agreement to Maiden.
Non-GAAP operating earnings were $2.3 million or $0.03 per diluted common share for the fourth quarter of 2021, compared to $45.0 million or $0.53 per diluted common share for the fourth quarter of 2020. Adjusted to include net realized and unrealized investment gains and an interest in income of equity method investments which are a recurring part of investment results with the Company’s underwriting activities in run-off, non-GAAP operating earnings was $9.8 million or $0.11 per diluted common share for the fourth quarter of 2021, compared to $50.6 million or $0.59 per diluted common share for the fourth quarter of 2020.
Non-GAAP operating earnings were $60.5 million or $0.70 per diluted common share for the year ended December 31, 2021, compared to $47.1 million or $0.55 per diluted common share for the year ended December 31, 2020. Adjusted to include net realized and unrealized investment gains and an interest in income of equity method investments which are a recurring part of investment results with the Company’s underwriting activities in run-off, non-GAAP operating earnings were $80.9 million or $0.93 per diluted common share for the year ended December 31, 2021, compared to $76.6 million or $0.90 per diluted common share for the year ended December 31, 2020.
Similar to the reported GAAP results, the improvement in non-GAAP operating results for the three and twelve months ended December 31, 2021 compared to the same respective periods in 2020 primarily reflects the gain from repurchase of preference shares of $3.8 million and $91.0 million recognized in the three and twelve months ended December 31, 2021, respectively.
The unamortized deferred gain on retroactive reinsurance under the LPT/ADC Agreement with Cavello was $45.9 million as of December 31, 2021, a decrease of $29.1 million compared to $74.9 million at December 31, 2020. The decrease in the unamortized deferred gain under the LPT/ADC Agreement for the year ended December 31, 2021 is attributable to $29.1 million in loss and LAE recognized as favorable loss development in the Company’s GAAP income statement that are covered by the LPT/ADC Agreement.
Adjusted for favorable loss development covered by the LPT/ADC Agreement of $4.8 million and $29.1 million during the three and twelve months ended December 31, 2021, respectively, the non-GAAP underwriting income(9) was $0.4 million and $17.5 million, respectively, compared to $12.5 million and $3.0 million for the same respective periods in 2020.
For the three and twelve months ended December 31, 2021, our non-GAAP operating earnings also included the underwriting results for business not covered by the LPT/ADC Agreement, specifically the Hospital Liability business and run-off of the AmTrust Reinsurance segment.
In addition, as previously noted, the Company estimates that it incurred operating expenses of $0.6 million and $3.6 million during the three and twelve months ended December 31, 2021, respectively, which it believes will not recur in future periods.
Please refer to the Non-GAAP Financial Measures tables in this release for additional information on these non-GAAP financial measures and reconciliation of these measures to the appropriate GAAP measures.

Annual Report on Form 10-K for Period Ended December 31, 2021 and Other Financial Matters
The Company’s Annual Report on Form 10-K for the period ended December 31, 2021 was filed with the U.S. Securities and Exchange Commission on March 14, 2022. Additional information on the matters reported in this news release along with other required disclosures can be found in that filing.
Total assets were $2.3 billion at December 31, 2021 compared to $2.9 billion at December 31, 2020. Shareholders' equity was $384.3 million at December 31, 2021 compared to $527.8 million at December 31, 2020. Adjusted shareholders' equity(2) was $434.2 million at December 31, 2021 compared to $602.8 million at December 31, 2020, which reflects the unamortized deferred gain under the LPT/ADC Agreement of $45.9 million at December 31, 2021 and $74.9 million at December 31, 2020; and 2) an adjustment of $4.1 million which reflects the equity accounting related to the fair value of certain hedged liabilities within an equity method investment in a limited partnership investment held by the Company wherein the ultimate realizable value of the asset supporting the hedged liabilities cannot currently be recognized at fair value ("LP Investment Adjustment") at December 31, 2021.
Effective October 1, 2021, GLS completed its first transaction, a loss portfolio transfer transaction which includes an adverse development cover. GLS continues to write additional retroactive reinsurance transactions consistent with its business plan. As of December 31, 2021, GLS had losses and LAE reserves that it assumed through retroactive reinsurance contracts of $14.8 million. In addition to producing returns that exceed the target cost of capital, we expect the business produced through GLS should further enhance our ability to pursue the asset and capital management pillars of our business strategy.
The Company's wholly owned subsidiary, Maiden Holdings North America, Ltd., holds net operating loss carryforwards ("NOLs") which were $230.2 million as of December 31, 2021. These NOLs, in combination with additional net deferred tax assets primarily related to our insurance liabilities, result in a net deferred tax asset (before valuation allowance) of $90.1 million or $1.04 per common share as of December 31, 2021. These net deferred tax assets are not presently recognized on the Company’s balance sheet as a full valuation allowance is carried against them.
The Company no longer presents certain non-GAAP measures such as combined ratio and its related components in its news release, as it believes that as the run-off of its reinsurance portfolios progresses, such ratios are increasingly not meaningful and of less value to readers as they evaluate our financial results. For now, the Company continues to utilize such non-GAAP measures on an annual basis in its Annual Report on Form 10-K for the period ended December 31, 2021.
Preference Shares
On March 3, 2021, the Company's Board of Directors approved the repurchase, including the repurchase by Maiden Reinsurance Ltd. (“Maiden Reinsurance") in accordance with its investment guidelines, of up to $100.0 million of the Company's preference shares from time to time at market prices in open market purchases or as may be privately negotiated.
On May 6, 2021, the Company's Board of Directors approved the repurchase, including the repurchase by Maiden Reinsurance in accordance with its investment guidelines (as may be amended), of up to an additional $50.0 million of the Company's preference shares from time to time at market prices in open market purchases or as may be privately negotiated.
The authorizations that were approved on March 3, 2021 and May 6, 2021 are collectively referred to as the "2021 Preference Share Repurchase Program". The principal purpose of the cash tender offer on December 24, 2020 to purchase the Company’s preference shares and the 2021 Preference Share Repurchase Program is to adjust our capital structure to reflect current operations and the amount of capital required to operate Maiden Reinsurance.
The following table shows the summary of repurchases made of the Company's preference shares pursuant to the 2021 Preference Share Repurchase Program during the three and twelve months ended December 31, 2021:

	For the Three Months Ended December 31, 2021		For the Year Ended December 31, 2021
	Number of shares purchased	Average price of shares purchased	Number of shares purchased	Average price of shares purchased

Series A	—	$—	3,519,093	$14.74
Series C	109,520	12.20	3,026,764	14.36
Series D	218,819	12.19	2,858,155	14.27
Total	328,339	12.19	9,404,012	14.48

Total price paid (in millions)	$4.0		$136.2
Gain on purchase (in millions)	$3.8		$91.0
Subsequent to December 31, 2021, under the Rule 10b5-1 plan, the Company repurchased via the open market (i) 170,633 shares of the Company's 7.125% Non-Cumulative Preference Shares Series C at an average price of $11.67 per share, and (ii) 85,828 shares of the Company's 6.7% Non-Cumulative Preference Shares Series D at an average price of $10.97 per share for a total amount of $2.9 million. The acquisition by Maiden Reinsurance of these Preference Shares were made in compliance with the Company's investment guidelines previously approved by the Vermont Department of Financial Regulation. These purchases will result in a gain on purchase of approximately $3.3 million in the first quarter of 2022. The Company has a remaining authorization of $10.9 million for preference share repurchases.

The following table shows the Company's preference shares outstanding (including the total of the Company's preference shares held by Maiden Reinsurance pursuant to the 2020 Tender Offer and the 2021 Preference Share Repurchase Program) at March 14, 2022:

	Series A	Series C	Series D	Total
Outstanding shares issued by Maiden Holdings	6,000,000	6,600,000	6,000,000	18,600,000
Total shares held by Maiden Reinsurance at March 14, 2022	4,064,311	4,400,863	4,022,894	12,488,068
Total shares held by non-affiliates at March 14, 2022	1,935,689	2,199,137	1,977,106	6,111,932
Percentage held by Maiden Reinsurance at March 14, 2022	67.7%	66.7%	67.0%	67.1%
Quarterly Dividends
The Company's Board of Directors did not authorize any quarterly dividends related to either its common shares or any series of its preference shares.
About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets. Maiden also provides a full range of legacy services to small insurance companies, particularly those in run-off or with blocks of reserves that are no longer core, working with clients to develop and implement finality solutions including acquiring entire companies.
(1)(2)(4)(5)(9) Please refer to the Non-GAAP Financial Measures tables for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

Special Note about Forward Looking Statements

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include general statements both with respect to the Company and the insurance industry and generally are identified with the words "anticipate", "believe", "expect", "predict", "estimate", "intend", "plan", "project", "seek", "potential", "possible", "could", "might", "may", "should", "will", "would", "will be", "will continue", "will likely result" and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by the Company or any other person that the Company’s objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates, assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore, you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements are set forth in Item 1A "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Circumstances caused by the COVID-19 pandemic are complex, uncertain and rapidly evolving. We therefore may not be able to accurately predict the longer-term effects that the COVID-19 pandemic may have on our financial condition or results of operations. To the extent the COVID-19 pandemic adversely affects our financial condition or results of operations, it may also heighten additional risks described in "Part I, Item 1A, Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2021.
The Company cautions that the list of important risk factors in its Annual Report on Form 10-K for the year ended December 31, 2021 is not intended to be and is not exhaustive. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to the Company or individuals acting on the Company’s behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from what was projected. Any forward-looking statements in this press release reflect the Company’s current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.
Any discrepancies between the amounts included in the results of operations discussion and the consolidated financial statement tables are due to rounding.

CONTACT:

Sard Verbinnen & Co.
Maiden-SVC@sardverb.com

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2021	December 31, 2020
	Audited	Audited
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2021 - $595,344; 2020 - $1,163,923)	$597,145	$1,213,411
Equity method investments	83,742	43,136
Other investments	141,725	63,760
Total investments	822,612	1,320,307
Cash and cash equivalents	26,668	74,040
Restricted cash and cash equivalents	39,419	61,786
Accrued investment income	5,695	11,240
Reinsurance balances receivable, net	19,507	5,777
Reinsurance recoverable on unpaid losses	562,845	592,571
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	36,703	51,903
Funds withheld receivable	636,412	654,805
Other assets	4,774	8,051
Total assets	$2,322,610	$2,948,455
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,489,373	$1,893,299
Unearned premiums	100,131	144,271
Deferred gain on retroactive reinsurance	48,960	74,941
Accrued expenses and other liabilities	44,542	53,002
Senior notes - principal amount	262,500	262,500
Less: unamortized debt issuance costs	7,153	7,374
Senior notes, net	255,347	255,126
Total liabilities	1,938,353	2,420,639
Commitments and Contingencies
EQUITY
Preference shares	159,210	394,310
Common shares	923	898
Additional paid-in capital	768,650	756,122
Accumulated other comprehensive (loss) income	(12,215)	23,857
Accumulated deficit	(498,295)	(615,837)
Treasury shares, at cost	(34,016)	(31,534)
Total Equity	384,257	527,816
Total Liabilities and Equity	$2,322,610	$2,948,455

Book value per common share(1)	$2.60	$1.57

Common shares outstanding	86,467,242	84,801,161

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Gross premiums written	$3,073	$11,156	$10,938	$31,389
Net premiums written	$2,885	$10,939	$10,403	$28,432
Change in unearned premiums	10,002	18,314	42,590	77,649
Net premiums earned	12,887	29,253	52,993	106,081
Other insurance revenue	121	357	1,067	1,276
Net investment income	7,417	9,802	32,013	54,761
Net realized and unrealized gains on investment	4,635	273	12,648	24,473
Total other-than-temporary impairment losses	—	—	—	(2,468)
Total revenues	25,060	39,685	98,721	184,123
Expenses:
Net loss and loss adjustment expenses	(239)	640	7,307	41,799
Commission and other acquisition expenses	5,686	9,018	24,840	38,796
General and administrative expenses	6,467	13,147	36,020	39,118
Total expenses	11,914	22,805	68,167	119,713
Other expenses
Interest and amortization expenses	4,832	4,831	19,327	19,324
Foreign exchange and other (gains) losses	(1,615)	7,892	(7,685)	8,526
Total other expenses	3,217	12,723	11,642	27,850
Income before income taxes	9,929	4,157	18,912	36,560
Less: income tax expense (benefit)	378	(118)	15	(104)
Add: interest in income of equity method investments	2,836	5,252	7,748	5,098
Net income	12,387	9,527	26,645	41,762
Gain from repurchase of preference shares	3,830	38,195	90,998	38,195
Net income available to Maiden common shareholders	$16,217	$47,722	$117,643	$79,957
Basic and diluted earnings per share available to Maiden common shareholders	$0.19	$0.56	$1.35	$0.93
Annualized return on average common equity	29.2%	183.8%	65.6%	90.7%
Weighted average number of common shares - basic	86,457,797	84,786,168	86,068,278	84,333,514
Adjusted weighted average number of common shares and assumed conversions - diluted	86,462,134	84,786,168	86,072,667	84,333,655

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended December 31, 2021	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$5,686	$(2,613)	$3,073
Net premiums written	$5,498	$(2,613)	$2,885
Net premiums earned	$6,958	$5,929	$12,887
Other insurance revenue	121	—	121
Net loss and loss adjustment expenses ("loss and LAE")	(1,070)	1,309	239
Commission and other acquisition expenses	(3,425)	(2,261)	(5,686)
General and administrative expenses(3)	(1,637)	(729)	(2,366)
Underwriting income (4)	$947	$4,248	5,195
Reconciliation to net income
Net investment income and net realized and unrealized gains on investment			12,052
Interest and amortization expenses			(4,832)
Foreign exchange and other gains, net			1,615
Other general and administrative expenses(3)			(4,101)
Income tax expense			(378)
Interest in income of equity method investments			2,836
Net income			$12,387

For the Three Months Ended December 31, 2020	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$9,884	$1,272	$11,156
Net premiums written	$9,667	$1,272	$10,939
Net premiums earned	$12,466	$16,787	$29,253
Other insurance revenue	357	—	357
Net loss and LAE	(5,206)	4,566	(640)
Commission and other acquisition expenses	(4,918)	(4,100)	(9,018)
General and administrative expenses(3)	(1,759)	(611)	(2,370)
Underwriting income(4)	$940	$16,642	17,582
Reconciliation to net income
Net investment income and net realized and unrealized gains on investment			10,075
Interest and amortization expenses			(4,831)
Foreign exchange and other losses, net			(7,892)
Other general and administrative expenses(3)			(10,777)
Income tax benefit			118
Interest in income of equity method investments			5,252
Net income			$9,527

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Year Ended December 31, 2021	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$16,633	$(5,695)	$10,938
Net premiums written	$16,098	$(5,695)	$10,403
Net premiums earned	$27,681	$25,312	$52,993
Other insurance revenue	1,067	—	1,067
Net loss and LAE	(4,286)	(3,021)	(7,307)
Commission and other acquisition expenses	(15,093)	(9,747)	(24,840)
General and administrative expenses(3)	(7,827)	(2,514)	(10,341)
Underwriting income(4)	$1,542	$10,030	11,572
Reconciliation to net income
Net investment income and net realized and unrealized gains on investment			44,661
Interest and amortization expenses			(19,327)
Foreign exchange and other gains, net			7,685
Other general and administrative expenses(3)			(25,679)
Income tax expense			(15)
Interest in income of equity method investments			7,748
Net income			$26,645

For the Year Ended December 31, 2020	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$40,457	$(9,068)	$31,389
Net premiums written	$37,258	$(8,826)	$28,432
Net premiums earned	$47,847	$58,234	$106,081
Other insurance revenue	1,276	—	1,276
Net loss and LAE	(24,909)	(16,890)	(41,799)
Commission and other acquisition expenses	(18,475)	(20,321)	(38,796)
General and administrative expenses(3)	(6,936)	(2,552)	(9,488)
Underwriting (loss) income(4)	$(1,197)	$18,471	17,274
Reconciliation to net income
Net investment income and net realized and unrealized gains on investment			79,234
Total other-than-temporary impairment losses			(2,468)
Interest and amortization expenses			(19,324)
Foreign exchange and other losses, net			(8,526)
Other general and administrative expenses(3)			(29,630)
Income tax benefit			104
Interest in income of equity method investments			5,098
Net income			$41,762

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Non-GAAP operating earnings(5)	$2,346	$45,035	$60,481	$47,076
Non-GAAP basic and diluted operating earnings per common share available to Maiden common shareholders(5)	$0.03	$0.53	$0.70	$0.55
Annualized non-GAAP operating return on average adjusted common equity(6)	3.4%	99.1%	25.0%	25.9%
Reconciliation of net income available to Maiden common shareholders to non-GAAP operating earnings:
Net income available to Maiden common shareholders	$16,217	$47,722	$117,643	$79,957
Add (subtract):
Net realized and unrealized gains on investment	(4,635)	(273)	(12,648)	(24,473)
Total other-than-temporary impairment losses	—	—	—	2,468
Foreign exchange and other (gains) losses	(1,615)	7,892	(7,685)	8,526
Interest in income of equity method investments	(2,836)	(5,252)	(7,748)	(5,098)
Decrease in deferred gain on retroactive reinsurance	(4,785)	(5,054)	(29,081)	(14,304)
Non-GAAP operating earnings (5)	$2,346	$45,035	$60,481	$47,076
Weighted average number of common shares - basic	86,457,797	84,786,168	86,068,278	84,333,514
Adjusted weighted average number of common shares and assumed conversions - diluted	86,462,134	84,786,168	86,072,667	84,333,655
Reconciliation of diluted earnings per share available to Maiden common shareholders to non-GAAP diluted operating earnings per share available to Maiden common shareholders:
Diluted earnings per share available to Maiden common shareholders	$0.19	$0.56	$1.35	$0.93
Add (subtract):
Net realized and unrealized gains on investment	(0.05)	—	(0.14)	(0.29)
Total other-than-temporary impairment losses	—	—	—	0.03
Foreign exchange and other (gains) losses	(0.02)	0.09	(0.09)	0.11
Interest in income of equity method investments	(0.03)	(0.06)	(0.09)	(0.06)
Decrease in deferred gain on retroactive reinsurance	(0.06)	(0.06)	(0.33)	(0.17)
Non-GAAP diluted operating earnings per share available to Maiden common shareholders	$0.03	$0.53	$0.70	$0.55
Non-GAAP Underwriting Results and Non-GAAP Net Loss and LAE
Gross premiums written	$3,073	$11,156	$10,938	$31,389
Net premiums written	$2,885	$10,939	$10,403	$28,432
Net premiums earned	$12,887	$29,253	$52,993	$106,081
Other insurance revenue	121	357	1,067	1,276
Non-GAAP net loss and LAE(9)	(4,546)	(5,694)	(36,388)	(56,103)
Commission and other acquisition expenses	(5,686)	(9,018)	(24,840)	(38,796)
General and administrative expenses	(2,366)	(2,370)	(10,341)	(9,488)
Non-GAAP underwriting income (loss)(9)	$410	$12,528	$(17,509)	$2,970

Net loss and LAE	$(239)	$640	$7,307	$41,799
Less: favorable prior year loss development subject to LPT/ADC Agreement	(4,785)	(5,054)	(29,081)	(14,304)
Non-GAAP net loss and LAE(9)	$4,546	$5,694	$36,388	$56,103

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2021	December 31, 2020
Investable assets:
Total investments	$822,612	$1,320,307
Cash and cash equivalents	26,668	74,040
Restricted cash and cash equivalents	39,419	61,786
Loan to related party	167,975	167,975
Funds withheld receivable	636,412	654,805
Total investable assets(7)	$1,693,086	$2,278,913

Capital:
Preference shares	$159,210	$394,310
Common shareholders' equity	225,047	133,506
Total shareholders' equity	384,257	527,816
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
Total capital resources(8)	$646,757	$790,316

Reconciliation of total shareholders' equity to adjusted shareholders' equity:
Total Shareholders’ Equity	$384,257	$527,816
LP Investment Adjustment	4,083	—
Unamortized deferred gain on LPT/ADC Agreement	45,860	74,941
Adjusted shareholders' equity(2)	$434,200	$602,757

Reconciliation of book value per common share to adjusted book value per common share:
Book value per common share	$2.60	$1.57
LP Investment Adjustment	0.05	—
Unamortized deferred gain on retroactive reinsurance	0.53	0.89
Adjusted book value per common share(2)	$3.18	$2.46

(1) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding. Management uses growth in this metric as a prime measure of the value we are generating for our common shareholders, because management believes that growth in this metric ultimately results in growth in the Company’s common share price. This metric is impacted by the Company’s net income and external factors, such as interest rates, which can drive changes in unrealized gains or losses on our investment portfolio, as well as share repurchases.

(2) Adjusted Total Shareholders' Equity and Adjusted Book Value per Common Share: Management has adjusted GAAP shareholders' equity by adding the following items: 1) the unamortized deferred gain on retroactive reinsurance arising from the LPT/ADC Agreement; and 2) an adjustment which reflects the equity method accounting related to the fair value of certain hedged liabilities within an equity method investment in a limited partnership held by the Company wherein the ultimate realizable value of the asset supporting the hedged liabilities cannot currently be recognized at fair value. As a result, by virtue of this adjustment, management has also computed the Adjusted Book Value per Common Share. The deferred gain on retroactive reinsurance represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement. The LP Investment Adjustment reflects the fair value of the assets not presently able to be recognized currently. We believe reflecting the economic benefit of both items is helpful to understand future trends in our operations, which will improve the Company's shareholders' equity over the settlement or contract periods, respectively.

(3) Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting income (loss).

(4) Underwriting income or loss is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. For purposes of these non-GAAP operating measures, the fee-generating business, which is included in our Diversified Reinsurance segment, is considered part of the underwriting operations of the Company. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(5) Non-GAAP operating earnings and non-GAAP basic and diluted operating earnings per common share are non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses, total other-than-temporary impairment losses, foreign exchange and other gains and losses, interest in income of equity method investment, and (favorable) adverse prior year loss development subject to LPT/ADC Agreement and should not be considered as an alternative to net income. The Company's management believes that the use of non-GAAP operating earnings and non-GAAP diluted operating earnings per common share enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how management analyzes performance. Management also believes that these measures generally follow industry practice therefore allowing the users of financial information to compare the Company’s performance with its industry peer group, and that the equity analysts and certain rating agencies which follow the Company, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. Non-GAAP operating earnings should not be viewed as a substitute for U.S. GAAP net income.

(6) Non-GAAP operating return on average adjusted common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average adjusted common shareholders' equity as a measure of profitability that focuses on the return to common shareholders. It is calculated using non-GAAP operating earnings divided by average adjusted common shareholders' equity adjusted for the deferred gain on LPT/ADC Agreement and LP Investment Adjustment.

(7) Investable assets are the total of the Company's investments, cash and cash equivalents, loan to a related party and funds withheld receivable.

(8) Total capital resources are the sum of the Company's principal amount of debt and shareholders' equity.

(9) Non-GAAP net loss and LAE and Non-GAAP underwriting income (loss): Management has further adjusted the net loss and LAE and underwriting income (loss) (as defined above) by recognizing into income the (favorable) adverse prior year loss development subject to LPT/ADC Agreement relating to losses subject to that agreement. The deferred gain represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement on Maiden's underwriting income (loss). Management believes reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations.

Exhibit 99.2

PRESS RELEASE

Maiden Holdings, Ltd. Releases
Fourth Quarter and Year-End 2021 Earnings

PEMBROKE, Bermuda, March 14, 2022 (GLOBE NEWSWIRE) -- Maiden Holdings, Ltd. (NASDAQ:MHLD) ("Maiden") has released its fourth quarter and year-end 2021 financial results via its investor relations website. Concurrent with releasing its results, Maiden also published an investor update presentation. Both documents are posted at https://www.maiden.bm/investor_relations.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets. Maiden also provides a full range of legacy services to small insurance companies, particularly those in run-off or with blocks of reserves that are no longer core, working with clients to develop and implement finality solutions including acquiring entire companies.